Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 2, 2014 relating to the consolidated financial statements of Jos A Bank Clothiers, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 2, 2014, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Baltimore, MD

March 27, 2015